Exhibit 99.1

ITT Reports Solid Growth in 2012 Second Quarter,
Maintains Full-Year EPS and Organic Revenue Guidance

  Second-quarter revenue grew to $568 million
    Organic revenue up 6 percent
    U.S. revenue up 18 percent
  Earnings from continuing operations totaled $0.18 per share
  Adjusted earnings from continuing operations up 8 percent to $0.50 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--August 3, 2012--ITT Corporation (NYSE: ITT) today reported second-quarter 2012 revenue of $568 million, including 6 percent growth in organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) compared with the 2011 second quarter.

Revenue results included 18 percent U.S. growth; strength in core markets such as mining, chemical and general industrial; and share gains in the global automotive market.

On a GAAP basis, earnings from continuing operations totaled $0.18 per share compared with $0.20 per share in the prior-year second quarter. Adjusted earnings from continuing operations, which excludes special items, increased to $0.50 per share compared with pro forma adjusted earnings of $0.46 per share in the second quarter of 2011. This 8 percent increase in adjusted EPS reflects strong top-line performance and operational execution, as well as lower interest and corporate expenses, which more than offset lower connector volumes and incremental post-spin recurring costs.

“Our steady revenue growth in the second quarter demonstrates our ability to execute consistently on our growth strategies even in the midst of an uncertain global economic environment,” said CEO and President Denise Ramos. “We saw momentum across our businesses as our Industrial Process business had its third consecutive quarter of record shipments, and our Motion Technologies business grew 36 percent in emerging markets and gained European and North American market share. Our Interconnect Solutions business achieved sequential improvement in end markets including oil and gas, and Control Technologies made solid progress with aerospace and industrial customers.

“Our results also reflect the stability we gain as a global industrial company from a portfolio that is balanced and diversified across end markets, business cycles and geographies. Our business model – combined with the execution of our profitable growth drivers including operational excellence, premier customer experience and effective capital deployment – has positioned us well to continue to deliver growth and value creation.”

2012 Second-Quarter Business Segment Results
Industrial Process
Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  2012 second-quarter revenue was up 16 percent to $233 million and organic revenue was up 15 percent compared to the prior year, reflecting strength in all end markets served in North America, global mining strength and a 19 percent increase in aftermarket revenue.
  Adjusted operating income for the segment in the second quarter was $29 million, a 2 percent year-over-year decrease, as volume and strong operating productivity were offset by competitive project pricing conditions in emerging markets and post-spin incremental recurring costs.

Motion Technologies
Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  2012 second-quarter revenue declined 6 percent to $155 million. However, organic revenue increased 5 percent, when adjusted for foreign currency impact. Results were driven by global share gains in both automotive and rail markets, which more than offset European weakness.
  Adjusted operating income for the business in the second quarter of 2012 was $20 million, a 7 percent decrease compared with the prior-year quarter, as volume increases and operating productivity were offset by unfavorable foreign currency exchange, expenses incurred in the development of a new production and research facility in Wuxi, China, and negative sales mix shift.

Interconnect Solutions
Interconnect Solutions designs and manufactures connectors and interconnects for the aerospace, industrial and transportation markets.

  2012 second-quarter revenue for Interconnect Solutions was $100 million, an 8 percent decline, as strength in oil and gas connectors was more than offset by general weakness in the European market combined with a decrease in the communications connectors market. Organic revenue declined 5 percent compared to the prior-year second quarter.
  Adjusted operating income for the second quarter of 2012 was $6 million, a 61 percent decrease compared with the 2011 second quarter, as net operating productivity was more than offset by lower volumes and negative mix shift as well as a prior year gain on an asset sale.

Control Technologies
Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets.

  In Control Technologies, second-quarter total and organic revenue declined 3 percent and 2 percent, respectively, to $81 million. However, excluding the impact of a prior-year rail project, revenue was up 4 percent driven by growth in commercial aerospace in North America and global general industrial markets.
  2012 second-quarter adjusted operating income was $15 million, a decrease of 4 percent, as improvements in pricing, mix shift and net operational productivity were offset by lower volumes and negative foreign currency exchange impacts.

Guidance

The company maintains its guidance for full-year 2012 of adjusted earnings in the range of $1.62 to $1.72 per share and organic revenue of 5 to 7 percent including expected market share gains as well as the impact of late-cycle strength in oil and gas and mining. The company also expects emerging markets growth will be approximately 10 percent driven by oil and gas in the Middle East and mining in Latin America, automotive gains in China and new global platforms and products.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EDT to review second-quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets in energy infrastructure, electronics, aerospace and transportation. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 30 countries and sales in a total of approximately 125 countries. The company generated 2011 revenues of $2.1 billion. For more information, visit www.itt.com.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: Uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International sales and operations; contingencies related to actual or alleged environmental contamination, claims and concerns, and related third-party recoveries; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate union and non-union labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations; changes in local government regulations and compliance therewith; competition, industry capacity and production rates; declines in orders or sales as a result of industry or geographic downturn; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow and availability of liquidity sufficient to meet our needs; changes in the recoverability of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; our ability to effect restructuring and cost reduction programs and realize savings from such actions; changes in our effective tax rate as a result in changes in the geographic earnings mix, valuation allowances, tax examinations or disputes, tax authority rulings or changes in applicable tax laws; intellectual property matters; governmental investigations; potential future postretirement benefit plan contributions and other employment and pension matters; susceptibility to market fluctuations and costs as a result of becoming a smaller, more focused company after the spin-off; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$567.5	$552.4	$1,144.4	$1,085.5

Costs of revenue	393.8	376.4	797.8	741.4
Selling, general and administrative expenses	83.4	91.7	185.4	176.2
Research and development expenses	17.1	17.0	33.8	33.5
Transformation costs	4.4	4.7	9.3	64.4
Asbestos-related costs net	9.7	15.6	22.3	31.5
Restructuring and asset impairment charges, net	1.4	0.4	1.6	1.6
Total costs and expenses	509.8	505.8	1,050.2	1,048.6

Operating income (loss)	57.7	46.6	94.2	36.9
Interest and non-operating expenses, net	3.4	18.2	5.0	43.6
Income (loss) from continuing operations before
Income tax expense (benefit)	54.3	28.4	89.2	(6.7)
Income tax expense (benefit)	37.6	9.7	62.3	(3.9)
Income (loss) from continuing operations	16.7	18.7	26.9	(2.8)
Income (loss) from discontinued operations, net of tax	0.1	151.0	(6.9)	293.8
Net Income (loss)	$16.8	$169.7	$20.0	$291.0

Earnings (Loss) Per Share
Basic EPS
Continuing operations	$0.18	$0.20	$0.29	$(0.03)
Discontinuing operations	-	1.63	(0.08)	3.17
Net (loss) income	$0.18	$1.83	$0.21	$3.14

Diluted EPS
Continuing operations	$0.18	$0.20	$0.28	$(0.03)
Discontinuing operations	-	1.62	(0.07)	3.17
Net (loss) income	$0.18	$1.82	$0.21	$3.14

Average common shares - basic	92.8	92.6	93.4	92.5
Average common shares - diluted	93.9	93.4	94.7	92.5

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$739.1	$689.9
Receivables, net	464.5	396.1
Inventories, net	259.7	253.9
Other current assets	366.3	421.8
Total current assets	1,829.6	1,761.7

Plant, property and equipment, net	320.9	324.1
Goodwill	511.0	510.4
Other intangible assets, net	80.5	87.8
Asbestos-related assets	824.0	821.3
Other non-current assets	137.6	166.2
Total assets	3,703.6	3,671.5

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	426.2	363.6
Accrued liabilities	455.4	468.0
Short-term debt and current maturities of long-term debt	40.3	2.4
Total current liabilities	921.9	834.0

Postretirement benefits	279.5	315.4
Long-term debt	3.9	4.1
Asbestos-related liabilities	1,526.8	1,529.1
Other non-current liabilities	280.8	294.1
Total liabilities	3,012.9	2,976.7

Shareholders' equity	690.7	694.8
Total liabilities and shareholders' equity	$3,703.6	$3,671.5

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

Operating Activities
Net income	$20.0	$291.0
Less: (Loss) income from discontinued operations	(6.9)	293.8
Income (loss) from continuing operations	26.9	(2.8)

Adjustments to income (loss) from continuing operations:
Depreciation and amortization	34.0	36.0
Stock-based compensation	5.8	7.1
Asbestos-related costs, net	22.3	31.5
Transformation costs	9.3	64.4
Asbestos-related payments, net	(16.3)	(12.0)
Transformation-related payments	(40.3)	(57.4)
Contribution to pension plans	(32.8)	(4.0)
Change in receivables	(60.9)	(79.2)
Change in inventories	(8.1)	(26.3)
Change in accrued expenses	(8.7)	6.2
Change in accrued and deferred income taxes	134.7	(130.7)
Change in accounts payable	4.5	38.8
Other, net	32.7	(40.8)
Net Cash - Operating Activities	103.1	(169.2)

Investing Activities
Capital expenditures	(29.7)	(37.1)
Proceeds from sale of assets and businesses	0.3	4.6
Other, net	0.7	(0.6)
Net Cash — Investing Activities	(28.7)	(33.1)

Financing Activities
Short-term debt, net	37.8	64.0
Long-term debt repaid	(0.2)	(1.1)
Repurchase of common stock	(76.8)	(5.4)
Issuance of common stock	35.7	41.4
Dividends paid	(17.2)	(138.3)
Distribution of Exelis and Xylem, net	-	215.4
Tax impact from equity compensation activity	3.6	4.3
Other, net	1.7	-
Net Cash — Financing Activities	(15.4)	180.3

Exchange rate effects on cash and cash equivalents	(10.3)	3.0

Cash from (used for) discontinued operations:
Operating Activities	0.5	376.0
Investing Activities	-	(68.0)
Financing Activities	-	(225.4)
Exchange rate effects on cash and cash equivalents	-	63.9
Net Cash – Discontinued Operations	0.5	146.5

Net change in cash and cash equivalents	49.2	127.5
Cash and cash equivalents — beginning of year	689.9	1,032.3
Less: Cash and Cash Equivalents of discontinued operations-end of period	-	(973.7)
Cash and Cash Equivalents of Continuing Operations - End of Period	$739.1	$186.1

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, orders growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of this REG-G reconciliation:

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the current year. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin defined as operating income, adjusted to exclude costs incurred in connection with the transformation, restructuring charges and spin-related repositioning charges; and adjusted segment operating margin defined as adjusted segment operating income divided by total revenue. Spin-related repositioning charges are expenses to reposition the post-transformation organization to its full operating structure primarily consisting of transition services agreement exit costs, advisory fees and other redesign actions related to the new company structure.

Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma EPS from Continuing Operations are defined as income from continuing operations and income from continuing operations per diluted share, adjusted to exclude special items and include pro forma adjustments. Special items may include, but are not limited to, asbestos-related costs, transformation costs, repositioning costs, restructuring costs and asset impairment charges, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits that impact current results, but may not be related to the Company’s ongoing operations and performance. Pro Forma adjustments in 2011 reflect the elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to the spun-off companies on January 1.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Due to other financial obligations and commitments, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Second Quarter 2012 & 2011

($ 000's)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2012	3M 2011	2012 vs. 2011	2012 vs. 2011	3M 2012	3M 2012	Adj. 12 vs. 11	Adj. 12 vs. 11

Revenues
ITT Corporation - Consolidated	567.5	552.4	15.1	2.7%	(6.9)	25.9	34.1	6.2%

Industrial Process	233.0	200.5	32.5	16.2%	(8.0)	5.8	30.3	15.1%
Motion Technologies	155.1	164.4	(9.3)	-5.7%	0.0	17.3	8.0	4.9%
Interconnect Solutions	99.9	108.6	(8.7)	-8.0%	1.1	2.6	(5.0)	-4.6%
Control Technologies	81.1	83.2	(2.1)	-2.5%	0.0	0.2	(1.9)	-2.3%

Orders
Total Segment Orders	555.4	572.0	(16.6)	-2.9%	(8.2)	22.7	(2.1)	-0.4%

Industrial Process	227.1	225.3	1.8	0.8%	(9.3)	3.4	(4.1)	-1.8%
Motion Technologies	151.6	161.0	(9.4)	-5.8%	0.0	16.3	6.9	4.3%
Interconnect Solutions	102.2	105.9	(3.7)	-3.5%	1.1	2.8	0.2	0.2%
Control Technologies	76.2	81.7	(5.5)	-6.7%	0.0	0.3	(5.2)	-6.4%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation
Reported vs Adjusted Segment Operating Income & OI Margin
Second Quarter of 2012 & 2011

($ 000's)

	3M 2012	3M 2012		3M 2012		3M 2012	3M 2011	3M 2011		3M 2011		3M 2011	% Change		% Change
	As Reported	Special Items		Restructuring		As Adjusted	As Reported	Special Items		Restructuring		As Adjusted	As Reported 12 vs. 11		As Adjusted 12 vs. 11

Revenue:
Industrial Process	233.0					233.0	200.5					200.5	16.2%		16.2%
Motion Technologies	155.1					155.1	164.4					164.4	-5.7%		-5.7%
Interconnect Solutions	99.9					99.9	108.6					108.6	-8.0%		-8.0%
Control Technologies	81.1					81.1	83.2					83.2	-2.5%		-2.5%
Intersegment eliminations	(1.6)					(1.6)	(4.3)					(4.3)	-62.8%		-62.8%
Total Revenue	567.5					567.5	552.4					552.4	2.7%		2.7%

Operating Margin:
Industrial Process	11.9%	40	BP	-	BP	12.3%	14.6%	-	BP	-	BP	14.6%	(270)	BP	(230)	BP
Motion Technologies	13.0%	-	BP	-	BP	13.0%	13.2%	-	BP	-	BP	13.2%	(20)	BP	(20)	BP
Interconnect Solutions	5.5%	20	BP	20	BP	5.9%	14.1%	-	BP	-	BP	14.1%	(860)	BP	(820)	BP
Control Technologies	17.9%	-	BP	80	BP	18.7%	18.5%	(10)	BP	60	BP	19.0%	(60)	BP	(30)	BP
Total Operating Segments	12.0%	20	BP	10	BP	12.3%	14.7%	10	BP	10	BP	14.9%	(270)	BP	(260)	BP

Income:
Industrial Process	27.7	1.0		0.0		28.7	29.2	0.0		(0.0)		29.3	-5.1%		-1.9%
Motion Technologies	20.2	0.0		0.0		20.2	21.7	0.0		0.0		21.7	-6.8%		-6.8%
Interconnect Solutions	5.5	0.1		0.2		5.9	15.3	0.0		(0.0)		15.3	-63.8%		-61.5%
Control Technologies	14.5	0.0		0.6		15.2	15.4	0.0		0.5		15.9	-5.4%		-4.4%
Total Segment Operating Income	67.9	1.1		0.9		69.9	81.6	0.1		0.5		82.2	-16.8%		-14.9%

Note: Immaterial differences due to rounding.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Second Quarter of 2012 & 2011
(Unaudited)
($ Millions, except EPS and shares)

	Q2 2012 As Reported	Non-GAAP Adjustments		Q2 2012 As Adjusted	Q2 2011 As Reported	Non-GAAP Adjustments		Pro Forma Adjustments		Q2 2011 As Adjusted	Change 2012 vs. 2011 As Adjusted	Percent Change 2012 vs. 2011 As Adjusted

Segment Operating Income	67.9	2.0	#A	69.9	81.6	0.6	#A	-		82.2

Interest Income (Expense)	(2.0)	-		(2.0)	(21.1)	-		17.0	#D	(4.1)
Other Income (Expense)	(1.4)	-		(1.4)	0.5	-		-		0.5
Gain on sale of Assets	-	-		-	2.4	-		-		2.4
Corporate (Expense)	(10.2)	8.8	#B	(1.4)	(35.0)	20.2	#C	-		(14.8)

Income (Loss) from Continuing Operations before Tax	54.3	10.8		65.1	28.4	20.8		17.0		66.2

Income Tax (Expense) Benefit	(37.6)	19.2	#E	(18.4)	(9.7)	(6.9)		(6.4)		(23.0)

Income (Loss) from Continuing Operations	16.7	30.0		46.7	18.7	13.9		10.6		43.2

EPS from Continuing Operations	0.18	0.32	#F	0.50	0.20	0.15	#F	0.11	#F	0.46	0.04	8%

Note: Amounts may not calculate due to rounding.

#A - Segment operating income in 2012 includes Transformation costs ($1.1M) and Restructuring costs of ($0.9M) and 2011 includes Transformation costs ($0.1M) and Restructuring costs of ($0.5M).
#B - Includes transformation costs ($3.4M); Quarterly asbestos provision ($9.6M); Repositioning ($2.1); Restructuring ($0.4); offset by Environmental insurance receivable $6.7.
#C - Transformation costs ($4.6M); Quarterly asbestos provision ($15.6M)
#D - Pro forma adjustment reflects elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to Exelis and Xylem on January 1
#E - Includes valuation allowance on US deferred tax assets.

#F - Adjustments to EPS from Continuing Operations
Restructuring, net of related tax benefit		0.01				-
Transformation costs, net of related tax benefit		0.03				0.03
Repositioning Costs, net of related tax benefit		0.01
Environmental insurance receivable		(0.04)				-
Asbestos, net of related tax benefit		0.06				0.12
Valuation allowance on US deferred tax assets.		0.25				-
Pro forma interest expense adjustments, net of tax benefit		-				0.11
Adjustments to EPS from Continuing Operations		0.32				0.26

Note: Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Second Quarter 2012 & 2011

($ 000's)

	6M 2012	6M 2011

Net Cash - Operating Activities	103.1	(169.2)

Capital Expenditures	29.7	37.1

Free Cash Flow, including Transformation	73.4	(206.3)

Transformation Capex	1.9	0.0

Transformation Cash Payments	40.3	57.4

Repositioning Cash Payments	0.9	0.0

Net Asbestos Cash Payments, Pre-Tax	16.3	12.0

Discretionary Pension Contributions, net of tax	9.5	0.0

Adjusted Free Cash Flow	142.3	(136.9)

Income from Continuing Operations	26.9	(2.8)

Special Items (including Transformation & Repositioning Costs)	56.1	88.2

Income from Continuing Operations, Excluding
Special Items	83.0	85.4

Adjusted Free Cash Flow Conversion	171%	NA

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com